Exhibit 99.2

Walgreens Boots Alliance to Acquire Rite Aid for $17.2 Billion in All-Cash Transaction

•	Acquisition furthers Walgreens Boots Alliance’s commitment to accessible, affordable, quality healthcare in the U.S. and advances consumer access to pharmacy-led health and wellbeing

•	Acquisition underscores Walgreens Boots Alliance’s global approach to growth opportunities

•	Rite Aid shareholders to receive $9.00 per share in cash, a premium of 48 percent to the closing price on 26 October 2015

•	Transaction expected to be accretive to Walgreens Boots Alliance’s adjusted earnings per share in its first full year after completion

Deerfield, Ill. and Camp Hill, Pa., 27 October 2015 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) and Rite Aid Corporation (NYSE: RAD) today announced that they have entered into a definitive agreement under which Walgreens Boots Alliance will acquire all outstanding shares of Rite Aid, a U.S. retail pharmacy chain, for $9.00 per share in cash, for a total enterprise value of approximately $17.2 billion, including acquired net debt. The purchase price represents a premium of 48 percent to the closing price per share on 26 October 2015, the day before the agreement was signed. The combination of Walgreens Boots Alliance and Rite Aid creates a further opportunity to deliver a high-quality retail pharmacy choice for U.S. consumers in an evolving and increasingly personalized healthcare environment.

Walgreens Boots Alliance is highly focused on building a differentiated in-store experience for health, wellness and beauty, and this combination will help accelerate Rite Aid’s own efforts toward that end. Once the acquisition closes, Walgreens Boots Alliance plans to further transform Rite Aid’s stores to better meet consumer needs.

“Today’s announcement is another step in Walgreens Boots Alliance’s global development and continues our profitable growth strategy. In both mature and newer markets across the world, our approach is to advance and broaden the delivery of retail health, wellbeing and beauty products and services,” said Walgreens Boots Alliance Executive Vice Chairman and CEO Stefano Pessina. “This combination will further strengthen our commitment to making quality healthcare accessible to more customers and patients. Our complementary retail pharmacy footprints in the U.S. will create an even better network, with more health and wellness solutions available in stores and online. Walgreens Boots Alliance will provide to Rite Aid its global expertise and resources to accelerate the delivery of integrated frontline care, and to offer innovative solutions for providers, payers and other entities in the U.S. healthcare system. Finally, this combination will generate a stronger base for sustainable growth and investment into Rite Aid stores, while realizing synergies over time.”

“Joining together with Walgreens Boots Alliance will enhance our ability to meet the health and wellness needs of Rite Aid’s customers while also delivering significant value to our shareholders,” said Rite Aid Chairman and CEO John Standley. “This transaction is a testament to the hard work of all our associates to deliver a higher level of care to the patients and communities we serve. Together with Walgreens Boots Alliance, the Rite Aid team can continue to build upon this great work through access to increased capital that will enhance our store base and expand opportunities as part of the first global pharmacy-led, health and wellbeing enterprise.”

The boards of directors of both companies have approved the transaction, which is subject to approval by the holders of Rite Aid’s common stock, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The transaction is expected to close in the second half of calendar 2016.

The transaction is expected to be accretive to Walgreens Boots Alliance’s adjusted earnings per share in its first full year after completion. Additionally, Walgreens Boots Alliance expects to realize synergies in excess of $1 billion.

Upon completion of the merger, Rite Aid will be a wholly owned subsidiary of Walgreens Boots Alliance, and is expected to initially operate under its existing brand name. Working together, decisions will be made over time regarding the integration of the two companies, ultimately creating a fully harmonized portfolio of stores and infrastructure.

Walgreens Boots Alliance expects to finance the transaction through a combination of existing cash, assumption of existing Rite Aid debt and issuance of new debt.

Citi acted as Rite Aid’s exclusive financial adviser, with Skadden, Arps, Slate, Meagher & Flom LLP acting as its legal counsel on transaction legal matters and Jones Day acting as its legal counsel on antitrust regulatory matters.

UBS Investment Bank acted as Walgreens Boots Alliance’s financial adviser and provided a fairness opinion to the board of directors of Walgreens Boots Alliance, with Simpson Thacher & Bartlett LLP acting as its legal counsel on transaction legal matters and Weil, Gotshal & Manges LLP acting as its legal counsel on antitrust regulatory matters. UBS Investment Bank will be the sole arranger on the bridge financing to Walgreens Boots Alliance.

Walgreens Boots Alliance will hold a one-hour conference call to discuss its fourth quarter results and today’s acquisition announcement beginning at 8:30 a.m. Eastern time tomorrow, 28 October 2015. The conference call will be simulcast through the Walgreens Boots Alliance investor relations website at: http://investor.walgreensbootsalliance.com. A replay of the conference call will be archived on the website for 12 months after the call.

The replay also will be available from 11:30 a.m. Eastern time, 28 October 2015 through 4 November 2015, by calling 855-859-2056 within the USA and Canada, or 404-537-3406 outside the USA and Canada, using replay code 42212047.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

The company employs more than 370,000* people and has a presence in more than 25* countries; it is the largest retail pharmacy, health and daily living destination in the USA and Europe. Including its equity method investments, Walgreens Boots Alliance is a global leader in pharmacy-led, health and wellbeing retail with over 13,100* stores in 11* countries. The company includes one of the largest global pharmaceutical wholesale and distribution networks with over 350* distribution centers delivering to more than 200,000** pharmacies, doctors, health centers and hospitals each year in 19* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

Its portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Botanics, Liz Earle and Soap & Glory. More company information is available at www.walgreensbootsalliance.com.

*	As at 31 August 2015 including equity method investments
**	For 12 months ended 31 August 2015 including equity method investments

Media Relations	Contact
USA / Michael Polzin	+1 847 315 2935
International / Laura Vergani	+44 (0)207 980 8585

Investor Relations	Contact
Gerald Gradwell and Ashish Kohli	+1 847 315 2922

About Rite Aid

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with nearly 4,600 stores in 31 states and the District of Columbia and fiscal 2015 annual revenues of $26.5 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

Media Relations	Contact
Ashley Flower	+1 717 975 5718

Investor Relations	Contact
Matt Schroeder	+1 717 214 8867

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Rite Aid stockholder approvals and the possibility that the acquisition does not close, including in circumstances in which Rite Aid would be obligated to pay Walgreens Boots Alliance a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; risks associated with the financing of the transaction; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Walgreens Boots Alliance’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange or interest rates or credit ratings; changes in tax laws, regulations, rates and policies; competitive developments; and risks and uncertainties discussed in the reports that Walgreens Boots Alliance and Rite Aid have filed with the Securities and Exchange Commission (the (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Walgreens Boots Alliance and Rite Aid expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. A further list and description of risks and uncertainties can be found in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015 and its reports on Form 10-Q and Form 8-K as well as Walgreens Boots Alliance’s most recent Form 10-K and its reports on Form 10-Q and Form 8-K. This release does not constitute an offer of any securities for sale.

Additional Information and Where to Find It

In connection with the proposed transaction, Rite Aid will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, RITE AID’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Rite Aid files with the SEC (when available) from the SEC’s website at www.sec.gov and Rite Aid’s website at www.riteaid.com.

Participants in Solicitation

Rite Aid and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rite Aid’s stockholders with respect to the proposed acquisition. Information regarding the interests of such individuals in the proposed acquisition of Rite Aid by Walgreens Boots Alliance will be included in the proxy statement relating to such acquisition when it is filed with the SEC. You may obtain information about Rite Aid’s executive officers and directors in Rite Aid’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on May 15, 2015. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Rite Aid’s website at www.riteaid.com.